UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 521 4777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.03 per share	WMGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed by Wright Medical Group N.V. (“Wright” or the “Company”), on November 4, 2019, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Stryker Corporation, a Michigan corporation (“Stryker” or “Parent”), and Stryker B.V., a private company with limited liability organized under the Laws of the Netherlands and a wholly owned subsidiary of Parent (“Buyer”). Pursuant to the Purchase Agreement, on December 13, 2019, Buyer commenced a tender offer to acquire all of the outstanding ordinary shares, par value €0.03 per share of the Company (“Shares”), at a purchase price of $30.75 per Share without interest and less applicable withholding taxes, payable in cash to the holders thereof (the “Offer Consideration”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 13, 2019 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended from time to time, the “Offer”).

The Offer, as extended, expired at 5:00 P.M., Eastern Time, on November 10, 2020 (the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised Parent and Buyer that, as of the Expiration Time, 124,901,861 Shares, representing approximately 96% of the issued and outstanding Shares, were validly tendered pursuant to the Offer and not properly withdrawn. The number of Shares tendered satisfied the Minimum Condition (as defined in the Offer to Purchase). All conditions to the Offer having been satisfied or waived, Buyer, on November 11, 2020, accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time (the time of acceptance for payment, the “Acceptance Time”).

On November 10, 2020, the Company effected a demerger within the meaning of Chapters 1, 4 and 5 Title 7 Book 2 of the Dutch Civil Code (the “DCC”), pursuant to which certain assets and liabilities related to the Company’s distribution business were transferred to Wright DutchCo B.V., a wholly-owned Dutch subsidiary of the Company, by way of a statutory spin-off (afsplitsing) of the relevant assets and liabilities of and by the Company to Wright DutchCo B.V. (the “Demerger”).

On November 11, 2020, as a result of its acceptance of the Shares tendered in the Offer, Buyer acquired a sufficient number of Shares pursuant to the Purchase Agreement to complete a series of mergers whereby, following the Acceptance Time, (i) the Company merged with and into Wright Luxembourg S.A., a Luxembourg société anonyme and a direct, wholly-owned subsidiary of the Company (“Wright Luxembourg”) with Wright Luxembourg surviving the merger (the “First-Step Merger”), (ii) Wright Luxembourg merged with and into Wright Medical Ltd., a Bermuda exempted company and a direct, wholly-owned subsidiary of Wright Luxembourg (“Wright Bermuda”) with Wright Bermuda surviving the merger (the “Second-Step Merger”) and (iii) Stryker Unite, Ltd., a Bermuda exempted company and a wholly-owned subsidiary of Buyer, merged with and into Wright Bermuda with Wright Bermuda surviving the merger (the “Third-Step Merger” and, together with the First-Step Merger and the Second-Step Merger, the “Mergers”). As a result of the Mergers, each Share held by Wright shareholders who did not tender their Shares pursuant to the Offer was converted into the right to receive an amount in cash equal to the Offer Consideration, less applicable withholding taxes. As described in the Offer to Purchase, the paying agent for the Mergers will deduct and withhold Dutch dividend withholding tax (dividendbelasting) from the merger consideration in an amount equal to $1.85 (“Dutch Exit Tax Amount”) for each Share exchanged for cash in the Mergers and will retain the Dutch Exit Tax Amount so withheld until January 1, 2022 or such earlier date as directed by Stryker in writing. Stryker will notify the paying agent in writing on or prior to January 1, 2022 to either (i) remit the Dutch Exit Tax Amount to the appropriate Dutch governmental authority if the legislative proposal (the Emergency Act on Conditional Final Dividend Withholding Tax Levy (Spoedwet conditionele eindafrekening dividendbelasting)) that has been submitted to the Dutch parliament or any replacement legislative proposal with substantially the same scope (the “Proposal”) is enacted prior to January 1, 2022 (the “Dutch Exit Tax”) or (ii) remit the applicable amount of the Dutch Exit Tax Amount to each former holder of Shares whose Shares were exchanged for cash in the Mergers, if (a) the Proposal has not been enacted prior to January 1, 2022, or (b) the Dutch Exit Tax is enacted prior to January 1, 2022, but no Dutch dividend tax withholding was required to be withheld.

Pursuant to the Purchase Agreement, each option to acquire Shares (each such option, a “Stock Option”) that was outstanding and unvested immediately prior to the Acceptance Time became vested in full at the Acceptance Time, and all such vested unexercised Stock Options outstanding immediately prior to the closing were cancelled, and, in exchange for such cancelled Stock Options, the holders thereof become entitled to receive an amount in cash (without interest and less applicable withholding taxes) equal to the product of (i) the excess, if any, of the Offer Consideration over the per Share exercise price of the respective Stock Option multiplied by (ii) the total number of Shares subject to the unexercised Stock Option they held immediately prior to the closing.

Pursuant to the Purchase Agreement, each restricted stock unit (“RSU”) that was outstanding and unvested immediately prior to the Acceptance Time vested in full at the Acceptance Time (except for the RSUs granted in July 2020 (“2020 RSUs”), which vested pro rata based on the number of days elapsed between the date of grant (July 23, 2020) and the Acceptance Time). At the closing, all vested outstanding RSUs were cancelled and, in exchange for such cancelled RSUs, the holders thereof became entitled to receive an amount in cash (without interest and less applicable withholding taxes) equal to the total number of Shares deliverable under such vested and outstanding RSUs they held immediately prior to the closing (after giving effect to the accelerated full or pro rata vesting, as applicable), multiplied by the Offer Consideration. The remaining 2020 RSUs that did not vest at the Acceptance Time were canceled and forfeited at the closing for no Offer Consideration or other consideration.

Pursuant to the Purchase Agreement, each performance share unit (“PSU”) that was outstanding and unvested immediately prior to the Acceptance Time vested in full at the Acceptance Time, with any applicable performance conditions associated with such PSUs deemed to have been achieved at maximum performance. At the closing, all PSUs were cancelled and, in exchange for such cancelled PSUs, the holders thereof became entitled to receive an amount in cash (without interest and less applicable withholding taxes) equal to the total number of Shares deliverable under the PSUs they held immediately prior to the closing (after giving effect to the accelerated vesting at maximum performance), multiplied by the Offer Consideration.

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2020, in connection with the completion of the Mergers, the Company, Wright Luxembourg, Wright Bermuda and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) entered into a Supplemental Indenture (the “2021 Notes Supplemental Indenture”) to the Indenture, dated as of May 20, 2016 (together with the 2021 Notes Supplemental Indenture, the “2021 Notes Indenture”), between the Company and the Trustee, relating to the Company’s issuance of the Company’s 2.25% Cash Convertible Senior Notes due 2021 (the “2021 Notes”).

Also on November 11, 2020, in connection with the completion of the Mergers, Wright Medical Group, Inc. (“WMGI”), the Company, Wright Luxembourg, Wright Bermuda and the Trustee entered into a Supplemental Indenture (the “2023 Notes Supplemental Indenture” and, together with the 2021 Notes Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated as of June 28, 2018 (together with the 2023 Notes Supplemental Indenture, the “2023 Notes Indenture” and, together with the 2021 Notes Indenture, the “Indentures”), relating to WMGI’s 1.625% Cash Exchangeable Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”).

Each of the Supplemental Indentures provides that, from and after the effective time of the Third-Step Merger, the right of the holders of the applicable Notes to exchange or convert, as applicable, each $1,000 principal amount of such Notes shall be changed to a right to exchange or convert, as applicable, such principal amount of such Notes into cash in an amount equal to (x) the Exchange Rate or Conversion Rate (as defined in the applicable Indenture), as applicable, in effect immediately prior to the Mergers, multiplied by (y) $30.75. Each Supplemental Indenture also provides that Wright Bermuda succeeds to, and may exercise every right and power of, and assumes any and all obligations of, the Company under the applicable Notes and the applicable Indenture.

The foregoing description of the Supplemental Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of each Supplemental Indenture, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On November 12, 2020, in connection with the closing, WMGI terminated the commitments and repaid in full the principal amount of all loans outstanding under the Amended and Restated Credit, Security and Guaranty Agreement, dated as of May 7, 2018, among the Company, as guarantor, WMGI, as borrower, certain other subsidiaries of the Guarantor, MidCap Funding IV Trust, as lender and agent, and the other lenders party thereto (as amended, the “Credit Agreement”), together with all accrued and unpaid interest and fees thereon and all additional amounts payable in connection therewith. In connection with such repayment and commitment termination, all guarantees of obligations under the Credit Agreement, and all liens and security interests securing such obligations, were released and terminated. In connection with the termination of the Credit Agreement, WMGI paid a prepayment fee paid in an amount equal to 1.25% of the term loans so prepaid.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on November 11, 2020, Buyer accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time. Shortly thereafter, the Mergers were completed. At the time shown on the certificate of merger with respect to the Third-Step Merger issued by the Registrar of Companies in Bermuda (such time, the “Final Effective Time”), Wright Bermuda became a wholly-owned subsidiary of Parent.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing summary description of the Mergers is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference into this item 2.01.

Item 2.04	Triggering Events That Accelerated or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of an amendment to Schedule TO on November 12, 2020 in connection with the Offer constituted a Fundamental Change and a Make-Whole Fundamental Change, and the consummation of each of the Mergers constituted a Fundamental Change and a Make-Whole Fundamental Change, as each such term is defined in the Indentures.

Pursuant to the Indentures, each holder of Notes has the option, subject to certain conditions, to require the Company to repurchase for cash all or any portion of such holder’s Notes that is equal to $1,000, or an integral multiple of $1,000 in excess thereof, on December 8, 2020 (the “Fundamental Change Repurchase Date”). The Company will repurchase such Notes validly tendered and not withdrawn prior to 5:00 P.M. Eastern Time on the Fundamental Change Repurchase Date at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date.

In addition, pursuant to the terms and conditions of the respective Indentures, the Notes are currently convertible or exchangeable, as applicable, at the option of the holders thereof. With respect to the 2021 Notes, pursuant to the terms and conditions of the 2021 Notes Indenture, if any holder elects to convert 2021 Notes at any time from November 11, 2020 until December 7, 2020 (such period, the “Make-Whole Period”), the applicable Conversion Rate (as defined in the 2021 Notes Indenture) will be increased to 47.4849 per $1,000 principal amount of the 2021 Notes properly converted during the Make-Whole Period. With respect to the 2023 Notes, pursuant to the terms and conditions of the 2023 Notes Indenture, if any holder elects to exchange 2023 Notes at any time during the Make-Whole Period, the applicable Exchange Rate (as defined in the 2023 Notes Indenture) will be increased to 34.5507 per $1,000 principal amount of the 2023 Notes properly exchanged during the Make-Whole Period.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On November 11, 2020, in connection with the consummation of the Offer and the Mergers, the Company (i) notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Mergers and (ii) requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to delist the

Shares from Nasdaq and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on the Nasdaq was suspended prior to the opening of trading on November 11, 2020. The Company also intends to file with the SEC a certification on Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. Stryker funded the acquisition through a combination of sources, including (a) available cash and cash equivalents of Stryker and its subsidiaries, (b) proceeds from the sale of debt securities and (c) bank or other debt financings. The total aggregate consideration for the transaction was approximately $4.1 billion ($5.6 billion including the convertible notes).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, effective as of the closing, the directors of Buyer, Spencer S. Stiles, William E. Berry, Jeanne M. Blondia, and David G. Furgason, became directors of the Company. In connection therewith, each of Robert J. Palmisano, J. Patrick Mackin, John L. Miclot, Kevin O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman tendered their respective resignations as directors from the Board and from all committees of the Board on which such directors served, effective as of the closing, and Gary D. Blackford and David D. Stevens tendered their respective resignations as directors from the Board and from all committees of the Board on which they served.

Pursuant to the Third-Step Merger, as of the Final Effective Time, (i) Spencer S. Stiles and William E. Berry became directors of the Company and (ii) Spencer S. Stiles and William E. Berry became the officers of the Company, serving as the president and vice president, respectively.

Information about Spencer S. Stiles, William E. Berry, Jeanne M. Blondia, and David G. Furgason has been previously disclosed on Schedule I of the Offer to Purchase.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Demerger, the Company’s articles of association were amended on November 10, 2020 to clarify that the Board would be authorized to resolve upon the Demerger. A copy of the amendment to the Company’s articles of association is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

In connection with the Third-Step Merger, the Company’s governing documents were replaced with the memorandum of association and bye-laws of Stryker Unite, Ltd., effective as of the Final Effective Time. Copies of the memorandum of association and bye-laws of the Company as currently in effect are included as Exhibit 3.2 and Exhibit 3.3. to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

As result of the Third-Step Merger, the name of the Company was changed to Stryker Unite, Ltd., effective as of the Final Effective Time.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated November 4, 2019, among the Wright Medical Group N.V., Stryker Corporation and Stryker B.V. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on November 4, 2019).

3.1	Amendment to Articles of Association of Wright Medical Group N.V.

3.2	Memorandum of Association of Stryker Unite, Ltd.

3.3	Bye-Laws of Stryker Unite, Ltd.

4.1	Supplemental Indenture, dated as of November 11, 2020, among Wright Medical Group N.V., Wright Luxembourg S.A., Wright Medical Ltd. and The Bank of New York Mellon Trust Company, N.A.

4.2	Supplemental Indenture, dated as of November 11, 2020, among Wright Medical Group, Inc., Wright Medical Group N.V., Wright Luxembourg S.A., Wright Medical Ltd. and The Bank of New York Mellon Trust Company, N.A.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER UNITE, LTD. (successor to Wright Medical Group N.V.)

By:	/s/ Spencer S. Stiles
Name:	Spencer S. Stiles
Title:	President

Date: November 16, 2020